UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2012, Robert Half International Inc. issued a press release reporting earnings for the first fiscal quarter of 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01	Other Events.

The Company’s prior filings contained disclosures regarding three lawsuits against the Company filed in the California Superior Court: one by Plaintiff Mark Laffitte, on behalf of himself and a putative class of salaried Account Executives and Staffing Managers; one by Plaintiff Isabel Apolinario, on behalf of herself and a putative class of salaried Account Executives and Staffing Mangers; and one by Plaintiff Van Williamson, on behalf of himself and a putative class of salaried Account Executives and Staffing Managers. As previously reported by the Company, the Company believes it has meritorious defenses to the allegations and has vigorously defended against each litigation. Each of these cases is set for voluntary mediation on June 18, 2012. There is no assurance that any or all of these cases will settle at the mediation. A previous voluntary mediation of two of these cases on August 10, 2010, did not result in a settlement. If any of the cases are settled at mediation, the amounts paid by the Company may be material.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Robert Half International Inc. April 24, 2012, Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: April 24, 2012	By:	/s/ M. KEITH WADDELL
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer